Exhibit 99.1

Press Contact:

Will Thoretz

+1 203 517 3119

will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203-517-3104

david.berger@isg-one.com

Information Services Group Announces

Fourth-Quarter and Full-Year Financial Results,

Progress on Alsbridge Integration

Reports full-year 2016 revenues of $216.5 million, adjusted EBITDA of $19.9 million

Reports fourth-quarter revenues of $54.3 million, adjusted EBITDA of $2.9 million

Takes fourth-quarter charge for acquisition-related and severance costs of $6.4 million, resulting in Q4 net loss of $8.1 million and full-year net loss of $6.4 million

Reports year-end cash balance of $34.5 million, up 80% from Q3

Reports full integration of Alsbridge ahead of plan, on track to achieve at least $7 million of synergy savings over 18 months

Sets 2017 guidance: revenue growth of 25-34%, adjusted EBITDA growth of 68-83% vs. prior year

STAMFORD, Conn., March 8, 2017–– Information Services Group (ISG) (NASDAQ: III), a leading global technology research and advisory firm, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“As we start 2017, we are well-positioned for a step-change in financial performance as a result of our recent acquisition and the significant work done in the fourth quarter to prepare our firm for a breakout year,” said Michael P. Connors, chairman and chief executive officer. “Our full integration of Alsbridge is progressing ahead of plan, and we are on track to achieve at least $7 million in synergy savings over 18 months. In the fourth quarter, we positioned ourselves to achieve our 2017 financial objectives by eliminating certain non-performing services, and initiating training on our expanded product and services portfolio with our senior business development teams. Fourth-quarter revenue growth was held back primarily due to continued softness in the UK; excluding the UK, our firm-wide revenue growth for the quarter would have been 8 percent. Additional costs to prepare for 2017 and the revenue softness in the UK held adjusted EBITDA to $2.9 million in the quarter.

“We are confident about our growth prospects for the full year, including the first quarter, as our pipeline continues to build, cost synergies are being achieved, cross-selling opportunities are beginning to emerge over our expanded client base, and demand for our digital and automation services continues to grow,” said Connors.

Fourth-Quarter 2016 Results

Revenues for the fourth quarter were $54.3 million, compared with $53.9 million in the prior year, an increase of 1 percent in both constant currency and on a reported basis. Revenues were $29.7 million in the Americas (up 20 percent from the same period in 2015), $18.3 million in Europe (down 18 percent), and $6.3 million in Asia Pacific (down 3 percent).

ISG reported a fourth-quarter operating loss of $8.6 million, compared with operating income of $2.5 million in the fourth quarter of 2015. Included in the fourth-quarter 2016 operating loss was $6.4 million in acquisition-related and severance costs. Stock compensation expenses increased by $0.5 million and amortization expenses by $0.6 million versus the prior-year period. The net loss for the fourth quarter was $8.1 million compared with net income of $1.2 million in the fourth quarter of 2015. The net loss for the quarter was impacted by the previously discussed items. The reported fully diluted loss per share was $0.22 per share, compared with fully diluted earnings per share of $0.03 for the same period in 2015. Adjusted net loss (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses ,non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis) for the fourth quarter was $1.5 million, or a loss of $0.04 per share on a diluted basis, compared with adjusted net income of $3.1 million, or $0.08 per share on a diluted basis, in the prior year’s fourth quarter.

Fourth-quarter 2016 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to non-controlling interest plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain) was $2.9 million, compared with $6.5 million in last year’s fourth quarter. The decline in adjusted EBITDA was primarily related to the revenue decline in the UK.

Full-Year 2016 Results

ISG reported full-year 2016 revenues of $216.5 million, an increase of 4 percent on a constant-currency basis and 3 percent on a reported basis from the prior-year total of $209.2 million. Currency negatively impacted reported revenues by $1.2 million versus the same prior-year period.  Revenues were $116.6 million in the Americas (up 7 percent from the same period in 2015), $75.1 million in Europe (down 2 percent) and $24.8 million in Asia Pacific (up 9 percent), with growth rates in constant currency.

ISG reported an operating loss for the full year of $2.6 million, a $12.2 million decrease from 2015 operating income of $9.6 million. Included in the full-year 2016 operating loss is $6.4 million in fourth-quarter acquisition-related and severance costs, increased stock compensation expenses of $2.0 million and increased amortization expenses of $0.6 million versus the prior-year period, and $0.4 million in transaction costs associated with ISG’s stock repurchase conducted through a modified “Dutch” auction. Included in the full-year 2015 operating income was a $0.8 million reversal of a tax indemnity receivable associated with the Compass acquisition, offset by a $0.8 million reduction in the tax provision. The net loss for the full year of 2016 was $6.4 million compared with net income of $5.0 million in the prior year. The reported fully diluted loss per share for the full-year 2016 period was $0.18 versus earnings per share of $0.13 in 2015. ISG’s full-year 2016 adjusted net income totaled $6.3 million, a decrease of $4.8 million from adjusted net income of $11.1 million in 2015. Diluted adjusted EPS for the full-year 2016 period was $0.17 compared with $0.29 in 2015.

Adjusted EBITDA of $19.9 million for the full year of 2016 compares with $22.6 million of adjusted EBITDA in the same prior-year period. The drop in full-year adjusted EBITDA was primarily related to the fourth-quarter revenue decline in the UK.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $34.5 million at December 31, 2016, an increase of $15.4 million, or 80 percent, from September 30, 2016. The increase in cash balances from September 30, 2016 was principally attributable to favorable collections and the purchase of 3 million shares of ISG stock for $12 million by an existing ISG shareholder, in December. Total outstanding debt at December 31, 2016 was $125.3 million, compared with $50.8 million at December 31, 2015.

2017 Full-Year Revenue and Adjusted EBITDA Guidance

“For 2017, ISG is targeting revenue growth of approximately 25-34 percent ($270-$290 million) and adjusted EBITDA growth of approximately 68-83 percent ($33.5-$36.5 million) over prior year. Our guidance now takes into consideration negative adjustments in currency since December.”

Conference Call

ISG has scheduled a call for 9:00 a.m., Eastern Time, Thursday, March 9, 2017, to discuss the company’s fourth-quarter and full-year results. The call can be accessed by dialing 1-888-359-3627 or, for international callers by dialing 001-719-325-2234. The access code is 9002996. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three and twelve months ended December 31, 2016 and December 31, 2015.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, non-cash impairment charges for goodwill and intangible assets, interest on contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

ISG reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of ISG’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.  A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (NASDAQ: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including 75 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; technology strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues	$54,287	$53,886	$216,499	$209,240
Operating expenses
Direct costs and expenses for advisors	33,926	31,612	132,359	124,701
Selling, general and administrative	26,435	18,015	78,863	67,841
Depreciation and amortization	2,483	1,775	7,869	7,083
Operating (loss) income	(8,557)	2,484	(2,592)	9,615
Interest income	3	3	27	14
Interest expense	(1,074)	(432)	(2,664)	(1,789)
Foreign currency transaction gain (loss)	205	(121)	(95)	303

(Loss) income before taxes	(9,423)	1,934	(5,324)	8,143
Income tax (benefit) provision	(1,277)	692	1,054	3,189
Net (loss) income	(8,146)	1,242	(6,378)	4,954
Net income (loss) attributable to noncontrolling interest	4	(34)	127	113
Net (loss) income attributable to ISG	$(8,150)	$1,276	$(6,505)	$4,841

Weighted average shares outstanding:
Basic	37,842	37,198	36,625	37,186
Diluted	37,842	38,986	36,625	38,936

(Loss) earnings per share attributable to ISG:
Basic	$(0.22)	$0.03	$(0.18)	$0.13
Diluted	$(0.22)	$0.03	$(0.18)	$0.13

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net (loss) income attributable to ISG	$(8,150)	$1,276	$(6,505)	$4,841
Plus:
Net income (loss) attributable to noncontrolling interest	4	(34)	127	113
Interest expense (net of interest income)	1,071	429	2,637	1,775
Income taxes	(1,277)	692	1,054	3,189
Depreciation and amortization	2,483	1,775	7,869	7,083
Interest on contingent consideration	697	35	1,130	71
Acquisition-related costs(1)	3,835	—	3,835	—
Severance and integration expense	2,588	—	2,588	—
Tax indemnity receivable	—	812	—	812
Foreign currency transaction	(205)	121	95	(303)
Non-cash stock compensation	1,867	1,409	7,047	5,049
Adjusted EBITDA	$2,913	$6,515	$19,877	$22,630

Net (loss) income attributable to ISG	$(8,150)	$1,276	$(6,505)	$4,841
Plus:
Non-cash stock compensation	1,867	1,409	7,047	5,049
Intangible amortization	1,917	1,338	5,966	5,323
Interest on contingent consideration	697	35	1,130	71
Acquisition-related costs(1)	3,835	—	3,835	—
Severance and integration expense	2,588	—	2,588	—
Foreign currency transaction	(205)	121	95	(303)
Tax effect (2)	(4,066)	(1,103)	(7,851)	(3,853)
Adjusted net (loss) income	$(1,517)	$3,076	$6,305	$11,128

Weighted average shares outstanding:
Basic	37,842	37,198	36,625	37,186
Diluted	37,842	38,986	36,625	38,936

Adjusted (loss) earnings per share:
Basic	$(0.04)	$0.08	$0.17	$0.30
Diluted	$(0.04)	$0.08	$0.17	$0.29

(1)     Consists of acquisition related costs and non-cash fair value adjustments on pre-acquisition deferred revenues.

(2)     Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2016	Three Months Ended	Constant currency	December 31, 2015
	December 31, 2016	impact	Adjusted	December 31, 2015	impact	Adjusted
Revenue	$54,287	$167	$54,454	$53,886	$(169)	$53,717
Operating (loss) income	$(8,557)	$(452)	$(9,009)	$2,484	$101	$2,585
Adjusted EBITDA	$2,913	$(317)	$2,596	$6,515	$100	$6,615

			Twelve Months Ended			Twelve Months Ended
	Twelve Months Ended	Constant currency	December 31, 2016	Twelve Months Ended	Constant currency	December 31, 2015
	December 31, 2016	impact	Adjusted	December 31, 2015	impact	Adjusted
Revenue	$216,499	$(1,702)	$214,797	$209,240	$(2,947)	$206,293
Operating (loss) income	$(2,592)	$(1,730)	$(4,322)	$9,615	$(434)	$9,181
Adjusted EBITDA	$19,877	$(1,578)	$18,299	$22,630	$(448)	$22,182